Exhibit 99.01


         Keynote Announces Fiscal Fourth Quarter 2006 Results


    -- Total Revenue Increased 9.5% Sequentially to $15.2 Million and Deferred Revenues Grew 9.4% Sequentially to $10.6 Million

    -- Recorded GAAP Net Loss of $6.0 Million, or $0.35 per Share Including $3.9 Million Charge for Deferred Tax Asset
        Adjustment

    -- Non-GAAP Net Loss Reduced to $0.8 Million from $1.1 Million in Third Quarter 2006

    --  Delivered $1.3 Million in Cash from Operations and $0.4
        Million in Free Cash Flow

    -- Fourth Quarter Results Exceeded Company's Previous Guidance for Revenue and Non-GAAP Net Loss


    SAN MATEO, Calif.--(BUSINESS WIRE)--Oct. 31, 2006--Keynote Systems (Nasdaq: KEYN), The Mobile and Internet Performance Authority(TM), today announced financial results for its fourth quarter and fiscal year ended September 30, 2006.

    Umang Gupta, chairman and CEO of Keynote, said: "We are extremely pleased with our fourth quarter results, as recent changes we made in our sales and marketing organizations drove growth across all of our business segments. Our Internet Test and Measurement business, previously known as Service Level Management (SLM), increased sequentially to the highest level in the past five years. Our Customer Experience Test and Measurement (CEM) business grew again after two quarters of declines. Additionally, the Mobile Test and Measurement business experienced very strong growth, generated primarily by Keynote SIGOS."

    Gupta continued, "Our goal during the last couple of years has been to position Keynote to take advantage of the new opportunities presented us by the rapidly evolving Internet and mobile markets. Last year, we made great progress on that goal with significant technology enhancements across our flagship products in Internet performance and customer experience. Additionally, we made tremendous strides in our mobile quality business, especially with the acquisition of SIGOS. We also began a process of expanding our sales force and upgrading our ability to sell and support more complex solutions. We are now seeing early signs from our customers that our investments should pay off well in the coming years."

    Fourth Quarter of Fiscal 2006 Financial Summary

    Revenue for the fourth quarter of fiscal year 2006 was $15.2 million, an increase of 9.5 percent compared to the preceding quarter and a 12.7 percent increase compared to the fourth quarter of fiscal year 2005. Net loss for the fourth quarter of fiscal year 2006, which included a $3.9 million charge for the adjustment of the income tax benefit associated with the partial recognition of net deferred tax assets, $1.1 million in stock-based compensation expenses and a $771,000 charge for amortization of intangible assets required under generally accepted accounting principles (GAAP), was $6.0 million, or $0.35 per share. This compared to net loss of $2.0 million, or $0.11 per share, for the preceding quarter, and net income of $4.3 million, or $0.21 per diluted share, for the fourth quarter a year ago.

    The non-GAAP net loss for the quarter was $797,000, or $0.05 per share, compared to non-GAAP net loss of $1.1 million, or $0.06 per share, for the third quarter. The company defines non-GAAP net loss as net loss adjusted for provision for income taxes, less cash tax expense, stock-based compensation expense, amortization of purchased intangibles and for in-process research and development associated with acquisitions. Non-GAAP net loss per diluted share equals non-GAAP net loss divided by the weighted share count as of that period end.

    Fiscal 2006 Financial Summary

    Revenue for fiscal year 2006 was $55.5 million, a 3.4 percent increase compared to revenue of $53.7 million for fiscal year 2005. Net loss for fiscal year 2006 was $7.5 million, or $0.41 per share, which included a $3.9 million charge for the adjustment of the income tax benefit associated with the partial recognition of net deferred tax assets, $3.7 million in stock-based compensation expenses, a $2.4 million charge for intangibles amortization, and a $840,000 charge for in-process research and development associated with the SIGOS acquisition. This compares to net income of $7.4 million, or $0.35 per diluted share, for fiscal year 2005, which included an income tax benefit of $3.1 million associated with the partial recognition of net deferred tax assets and a $2.4 million charge for intangibles amortization. The non-GAAP net income for the fiscal year 2006 was $2.0 million, or $0.10 per diluted share.

    Cash, Free Cash Flow and Deferred Revenue Summary

    Keynote SIGOS' revenue recognition policy under U.S. GAAP requires the amortization of most of Keynote SIGOS' software license revenues over an approximate twenty-four month period. Therefore, Keynote had a consolidated GAAP and non-GAAP net loss for each of the past two quarters and Keynote's consolidated GAAP and non-GAAP losses are likely to remain negative until quarterly GAAP revenues normalize with quarterly billings. Consequently, management believes cash provided by operating activities, free cash flow and deferred revenue are important metrics to measure and manage Keynote's financial performance.

    For the quarter, cash provided by operating activities was $1.3 million, compared to $3.6 million in the fourth quarter of 2005. Cash used for purchases of property, equipment and software totaled $874,000 for the fourth quarter of 2006, compared to $1.2 million for the same period last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $415,000 for the quarter, compared to $2.4 million for the same period last year.

    For the fiscal year 2006, cash provided by operating activities was $10.7 million, compared to $11.0 million in the fiscal year 2005. Cash used for purchases of property, equipment and software totaled $3.1 million for fiscal year 2006, compared to $3.6 million last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $7.6 million for the year, compared to $7.3 million for the fiscal year 2005.

    "Keynote has generated cash flow from operations of over $40 million and free cash flow of nearly $30 million in the aggregate over the last four years," said Gupta. "These funds have supported our active acquisition strategy and helped create the Keynote we have today."

    Keynote's long and short term deferred revenue was $10.6 million at September 30, 2006, up 9.4 percent compared to $9.7 million at June 30, 2006 and up 71 percent from $6.2 million at September 30, 2005. The increase results primarily from the Keynote SIGOS revenue amortization over the life of customer contracts.

    "Because of U.S. GAAP revenue recognition, we are only able to recognize as revenue a portion of the sales attributable to the Keynote SIGOS contracts -- with the remaining portion accounted for as deferred revenue and recognized over time. Therefore, we believe the increase in deferred revenue and reported revenue provides a more comprehensive picture of the growth of our business," said Gupta.

    The company had $90.8 million in total cash, cash equivalents and short-term investments as of September 30, 2006. During the quarter, the company repurchased approximately 624,000 shares for approximately $6.6 million and also completed the stock buyback program, which was instituted in June of 2006. The total shares outstanding net of treasury shares as of the end of September 30, 2006 was 17.1 million as compared to 18.8 million as of September 30, 2005.

    Operational Metrics Summary

    As of September 30, 2006, Keynote's total worldwide customer base was approximately 2,600 companies, up from approximately 2,300 customers in the same quarter a year ago. Keynote currently provides its services to 70 percent of the comScore Media Metrix's top 50 Web sites and approximately half of the Fortune 100 companies. As of September 30, 2006, Keynote measured 10,004 Internet pages, as compared to 8,307 Internet pages in the same quarter a year ago.

    Expectations for the First Quarter of Fiscal Year 2007

    The following company outlook for the first quarter of fiscal 2007 also includes expectations for Keynote SIGOS. The company consolidated Keynote SIGOS' financial reporting under U.S. GAAP rules starting April 3, 2006. U.S. GAAP requires Keynote SIGOS' system license revenue to be ratably recognized over the initial duration of each customer contract, which averages approximately twenty-four months.

    As a result of the aforementioned accounting, Keynote will be able to recognize as revenues only a fraction of Keynote SIGOS sales during the fiscal 2006 and 2007. Accordingly, the acquisition will be dilutive to Keynote's U.S. GAAP net income, although cash flow from operations is expected to be positive.

    The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the first fiscal quarter ending December 31, 2006:

    -- Total revenue is expected to be between $15.0 million and $15.5 million.

    --  Net loss per share is expected to be between $0.06 and $0.09.

    -- Non-GAAP loss per share is expected to be between $0.01 and $0.04.

    -- Cash provided by operating activities is expected to be between $2.0 million and $2.5 million.

    -- Free cash flow is expected to be between $1.0 million and $1.5 million.

    The above guidance was based on the following assumptions. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.8 million. Interest income, net is expected to be approximately $1.0 million, assuming no material changes in interest rates. Cash paid for income taxes is expected to be approximately $550,000. Basic weighted average shares outstanding are expected to be approximately 17.1 million shares.

    Conference Call

    Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, October 31, 2006. To access the call please dial
(706) 679-4457, approximately 10 minutes prior to the start of the conference call. The pass code is #8354422. The webcast of the call will be available at the investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 and the pass code #8354422, or by webcast at the investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.

    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenue, earnings per share, cash flow from operations, income tax rate and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's various services fluctuates and the extent to which revenue from other service lines, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of SIGOS, Keynote's ability to operate SIGOS and manage related costs successfully, Keynote's ability to retain key employees, pricing pressure with respect to Keynote's services, Keynote's ability to increase sales of its CEM services, and the risk that its prior organizational changes will not result in improved results, unforeseen expenses, competition in Keynote's markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote's ability to manage expanded international operations, Keynote's ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2005, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Keynote Systems (Nasdaq "KEYN") is the global leader in test & measurement solutions that improve mobile communications and online business performance. As an independent and trusted third-party, Keynote provides IT and marketing executives with an unbiased view into their Internet services from around the world. For over a decade, we have been providing measurement data and testing capabilities that allow companies to understand and improve their customer's online and mobile experience. Keynote has four test and measurement businesses:
Web performance, mobile quality, streaming & VoIP, and customer experience/UX. In addition, our industry analysis group called Keynote Competitive Research publishes proprietary studies measuring customer experience and service levels across a wide range of industries.

    Known as The Mobile and Internet Performance Authority(TM), Keynote has a market-leading infrastructure of 2,400 measurement computers and mobile devices in over 240 geographic locations around the world. Keynote also maintains one of the most representative panels of online users consisting of 160,000 consumers. Our on-demand, hassle-free infrastructure allows businesses to access services they need, when they need them to pinpoint and fix mobile quality and Internet problems before they impact customers.

    We help over 2,600 corporate customers become "the best of the best" by helping them improve online business performance and mobile communications quality. Our customers represent top Internet and mobile companies including American Express, BP, Caterpillar, Dell, Disney, eBay, ESPN Mobile, E*TRADE, Expedia, FedEx, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon and Vodafone.

    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by travel in the U.S. at
(650) 403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks and The Mobile and Internet Performance
Authority is a trademark of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2006 Keynote Systems, Inc.

                           Tables to Follow

                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                                 Three months ended    Twelve months
                                                            ended

                               Sep 30  Jun 30 Sep 30  Sept 30 Sept 30
                               2006    2006    2005    2006    2005
                              ----------------------- ----------------
Revenue:
 Subscription services        $12,152 $11,448 $9,900  $43,367 $39,618
 Professional services          3,034   2,419  3,574   12,141  14,074
                              ----------------------- ----------------
  Total revenue                15,186  13,867 13,474   55,508  53,692

Expenses:
 Costs of subscription
  services                      2,733   2,442  1,372    8,186   5,340
 Costs of professional
  services                      2,006   2,314  2,215    8,975   9,171
 Research and development       2,699   2,673  1,750    9,452   7,615
 Sales and marketing            4,814   4,653  3,371   16,856  13,060
 Operations                     1,842   1,867  1,566    7,203   6,114
 General and administrative     3,486   2,443  1,810    9,840   7,796
 Excess occupancy costs            (1)     38     81      (13)    434
 Amortization of identifiable
  intangible assets               771     798    503    2,384   2,435
 Amortization of in-process
  research and development          -     840      -      840       -
                              ----------------------- ----------------
  Total expenses               18,350  18,068 12,668   63,723  51,965
                              ----------------------- ----------------

  (Loss) income from
   operations                  (3,164) (4,201)   806   (8,215)  1,727


Interest income and other,
 net                              983   1,187  1,010    4,558   3,329
                              ----------------------- ----------------

(Loss) income before provision
 for income taxes              (2,181) (3,014) 1,816   (3,657)  5,056

(Provision) benefit for
 income taxes                  (3,798)  1,026  2,526   (3,877)  2,309
                              ----------------------- ----------------


  Net (loss) income           $(5,979)$(1,988)$4,342  $(7,534) $7,365
                              ======================= ================

(Loss) income per share:
  Basic                        $(0.35) $(0.11) $0.23   $(0.41)  $0.37
  Diluted                      $(0.35) $(0.11) $0.21   $(0.41)  $0.35

Weighted average common shares
 outstanding used:
  Basic                        17,118  18,384 19,041   18,278  19,677
  Diluted                      17,118  18,384 20,305   18,278  20,860


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (unaudited)

                                           September 30, September 30,
                                                2006          2005
                                           ------------- -------------

Assets
Current assets:
    Total cash, cash equivalents and short-
     term investments                           $90,751      $133,803
    Accounts receivable, net                      7,122         6,387
    Inventory                                     1,300             -
    Prepaids and other current assets             2,231         2,623
    Deferred tax assets                           1,389           405
                                           ------------- -------------
       Total current assets                     102,793       143,218

Property and equipment, net                      34,464        34,669
Goodwill, net                                    48,676        21,186
Identifiable intangible assets, net              10,105         3,760
Deferred tax assets                               3,114         6,995
                                           ------------- -------------

    Total assets                               $199,152      $209,828
                                           ============= =============


Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                             $1,558          $538
    Accrued expenses                             10,748         9,088
    Current portion of capital lease
     obligation                                      31            40
    Deferred revenue (1)                         10,649         6,217
                                           ------------- -------------
    Total current liabilities                    22,986        15,883

    Long term portion of capital lease
     obligation                                      50            27
    Long term deferred tax liability              2,727             -
                                           ------------- -------------
    Total liabilities                            25,763        15,910
                                           ------------- -------------

Stockholders' equity:
    Common stock                                     19            20
    Treasury stock                              (21,150)      (11,037)
    Additional paid-in capital                  330,398       335,350
    Accumulated deficit                        (137,578)     (130,044)
    Accumulated other comprehensive income
     (loss)                                       1,700          (371)
                                           ------------- -------------

    Total stockholders' equity                  173,389       193,918
                                           ------------- -------------

    Total liabilities and stockholders'
     equity                                    $199,152      $209,828
                                           ============= =============


(1) The Company is still analyzing the allocation of some of its deferred revenue between short term and long term and expects to have it broken out in its Form 10-K.


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (In thousands)
                               (unaudited)

                              Three months ended      Twelve months
                                                           ended

                           Sep 30   Jun 30   Sep 30  Sept 30  Sept 30
                           2006     2006     2005     2006     2005
                          -------------------------- -----------------


    Cash flows from
     operating
     activities:
     Net (loss) income    $(5,979) $(1,988)  $4,342  $(7,534)  $7,365
     Adjustments to
      reconcile net
      (loss) income to
      net cash provided
      by operating
      activities:
      Depreciation and
       amortization         1,106    1,064      951    3,994    3,406
      Stock-based
       compensation         1,090      925        -    3,719        -
      Charges to bad debt
       and billing
       adjustment
       reserves               (98)    (130)     (59)    (344)    (395)
      Amortization of
       intangible assets      771      798      503    2,384    2,435
      Amortization of in-
       process research
       and development          -      840        -      840        -
      Amortization of
       debt investment
       premium                125       70      452      460    2,843
      Changes in
       operating assets
       and liabilities,
       net of acquired
       assets and
       liabilities:
       Accounts
        receivable, net      (751)   1,453    1,665      930      267
       Inventories             41      182        -      223        -
       Prepaids and other
        assets               (196)     102     (230)     (13)      39
       Deferred taxes,
        net                 3,133   (1,665)  (2,663)   2,359   (2,663)
       Accounts payable
        and accrued
        expenses            1,104      120     (695)     861     (989)
       Deferred revenue       943    1,062     (704)   2,794   (1,347)
                          -------------------------- -----------------
        Net cash provided
         by operating
         activities         1,289    2,833    3,562   10,673   10,961
                          -------------------------- -----------------

    Cash flows from
     investing
     activities:
     Purchase of
      property, equipment
      and software           (874)    (792)  (1,179)  (3,058)  (3,634)
     Purchase of
      businesses and
      assets                 (568) (28,707)  (2,063) (32,042)  (2,802)
     Issuance of note
      receivable              300     (300)       -        -        -
     Sales / (Purchases)
      of short-term
      investments, net      5,130   17,582   16,916   42,238   48,423
                          -------------------------- -----------------
        Net cash provided
         by (used in)
         investing
         activities         3,988  (12,217)  13,674    7,138   41,987
                          -------------------------- -----------------

    Cash flows from
     financing
     activities:
     Repayment of credit
      facility                (12)     (14)     (15)     (46)     (48)
     Repurchase of
      outstanding common
      stock                (6,637) (14,572) (11,170) (22,795) (23,260)
     Proceeds from
      issuance of common
      stock and exercise
      of stock options        497      394    1,937    3,687    7,362
                          -------------------------- -----------------
        Net cash used in
         financing
         activities        (6,152) (14,192)  (9,248) (19,154) (15,946)
                          -------------------------- -----------------

    Effect of exchange
     rate changes on cash
     and cash equivalents      (7)      78        -       71        -
                          -------------------------- -----------------

    Net (decrease)
     increase in cash and
     cash equivalents        (882) (23,498)   7,988   (1,272)  37,002
    Cash and cash
     equivalents at
     beginning of the
     period                46,544   70,042   38,946   46,934    9,932
                          -------------------------- -----------------

    Cash and cash
     equivalents at end
     of the period (1)    $45,662  $46,544  $46,934  $45,662  $46,934
                          ========================== =================

(1) Excludes $44.6 million, $50.1 million, and $86.9 million of short-term investments at September 30, 2006, June 30, 2006, and
     September 30, 2005, respectively.


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                   GAAP TO NON-GAAP RECONCILIATION
                            (In Thousands)
                             (Unaudited)

                              Three months ended      Twelve months
                                                           ended
                          Sep 30,  Jun 30,  Sep 30,  Sep 30,  Sep 30,
                           2006     2006     2005     2006     2005
                          -------- -------- -------- -------- --------
Revenue categories:

   Internet Subscriptions  $9,096   $8,909   $8,883  $35,663  $35,451
   Internet Engagements     1,103      714    1,026    3,849    3,811
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue  10,199    9,623    9,909   39,512   39,262
   Mobile Subscriptions     2,409    1,949      585    5,385    2,168
   Mobile Engagements           -        -        -        -        -
                          -------- -------- -------- -------- --------
Subtotal Mobile Revenue     2,409    1,949      585    5,385    2,168
   CEM Subscriptions          647      590      432    2,319    1,999
   CEM Engagements          1,931    1,705    2,548    8,292   10,263
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        2,578    2,295    2,980   10,611   12,262
                          -------- -------- -------- -------- --------
Total Revenue             $15,186  $13,867  $13,474  $55,508  $53,692
                          ======== ======== ======== ======== ========

Non-GAAP Net Income
 (loss) and income (loss)
 per share:

GAAP Net income (loss)    $(5,979) $(1,988)  $4,342  $(7,534)  $7,365
    Provision (benefit)
     for income taxes       3,798   (1,026)  (2,526)   3,877   (2,309)
    Stock based
     compensation (1)       1,090      925        -    3,719        -
    Amortization of
     purchased
     intangibles              771      798      503    2,384    2,435
    Amortization of in-
     process research and
     development                -      840        -      840        -
                          -------- -------- -------- -------- --------
Non GAAP (loss) income
 before income tax           (320)    (451)   2,319    3,286    7,491
    Cash tax expense          477      600      105    1,325      354
                          -------- -------- -------- -------- --------
Non GAAP Net income
 (loss)                      (797)  (1,051)   2,214    1,961    7,137
                          ======== ======== ======== ======== ========

Non GAAP Weighted average
 common shares
 outstanding (diluted)
 used:                                   -        -   18,926        -
Weighted average common
 shares outstanding
 (diluted) used:           17,118   18,384   20,305        -   20,860
Non GAAP income (loss)
 per share                 $(0.05)  $(0.06)   $0.11    $0.10    $0.34

(1) Stock based
 compensation by
 category:
Costs of subscription
 services                     $52      $42       $-      $94       $-
Costs of professional
 services                     117      119        -      518        -
Research and development      260      226        -      887        -
Sales and marketing           333      266        -    1,100        -
Operations                    178      151        -      662        -
General and
 administrative               150      121        -      458        -
                          -------- -------- -------- -------- --------
                           $1,090     $925       $-   $3,719       $-
                          ======== ======== ======== ======== ========


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                            REVENUE DETAIL
                            (In Thousands)
                             (Unaudited)

                                  Three months ended          Twelve
                                                               months
                                                                ended
                           Dec 31  March 31 June 30  Sept 30  Sept 30
     -------- -------- -------- -------- --------

FY 2006

   Internet Subscriptions  $8,782   $8,876   $8,909   $9,096  $35,663
   Internet Engagements     1,127      905      714    1,103    3,849
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue   9,909    9,781    9,623   10,200   39,512
Mobile Subscriptions          539      488    1,949    2,409    5,385
   CEM Subscriptions          499      584      590      647    2,319
   CEM Engagements          2,769    1,887    1,705    1,931    8,291
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,268    2,470    2,295    2,577   10,611
                          -------- -------- -------- -------- --------
Total Revenue             $13,716  $12,739  $13,867  $15,186  $55,508
                          ======== ======== ======== ======== ========

FY 2005

   Internet Subscriptions  $8,625   $8,783   $9,160   $8,883  $35,451
   Internet Engagements       822    1,082      881    1,026    3,811
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue   9,447    9,865   10,041    9,909   39,262
Mobile Subscriptions          803      338      442      585    2,168
   CEM Subscriptions          595      531      441      432    1,999
   CEM Engagements          2,743    2,431    2,541    2,548   10,263
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,338    2,962    2,982    2,980   12,262
                          -------- -------- -------- -------- --------
Total Revenue             $13,588  $13,165  $13,465  $13,474  $53,692
                          ======== ======== ======== ======== ========

FY 2004

   Internet Subscriptions  $8,364   $8,416   $8,688   $8,957  $34,425
   Internet Engagements       812      808      813    1,196    3,629
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue   9,176    9,224    9,501   10,153   38,054
Mobile Subscriptions          358      414      555      700    2,027
   CEM Subscriptions           73      111      420      518    1,122
   CEM Engagements            116       70      238      776    1,200
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue          189      181      658    1,294    2,322
                          -------- -------- -------- -------- --------
Total Revenue              $9,723   $9,819  $10,714  $12,147  $42,403
                          ======== ======== ======== ======== ========

FY 2003

   Internet Subscriptions  $8,824   $8,492   $8,549   $8,203  $34,068
   Internet Engagements       676      662      388      873    2,599
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue   9,500    9,154    8,937    9,076   36,667
Mobile Subscriptions          132      214      286      311      943
   CEM Subscriptions           46       52       46       61      205
   CEM Engagements             80      138      163       66      447
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue          126      190      209      127      652
                          -------- -------- -------- -------- --------
Total Revenue              $9,758   $9,558   $9,432   $9,514  $38,262
                          ======== ======== ======== ======== ========


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

          CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
                              (In Thousands)
                               (Unaudited)

                                  Three months ended          Twelve
                                                               months
                                                                ended
                           Dec 31  March 31 June 30  Sept 30  Sept 30
                          -------- -------- -------- -------- --------

    FY 2006

    Total Revenue         $13,716  $12,739  $13,867  $15,186  $55,508

    Cash Flow from
     Operations            $3,551   $3,000   $2,833   $1,289  $10,673
    % of Revenue               26%      24%      20%       8%      19%
    Free Cash Flow (1)     $3,002   $2,157   $2,041     $415   $7,615
    % of Revenue               22%      17%      15%       3%      14%


    FY 2005

    Total Revenue         $13,588  $13,165  $13,465  $13,474  $53,692

    Cash Flow from
     Operations            $2,773   $1,838   $2,788    3,562  $10,961
    % of Revenue               20%      14%      21%      26%      20%
    Free Cash Flow (1)     $2,061   $1,114   $1,769   $2,383   $7,327
    % of Revenue               15%       8%      13%      18%      14%


    FY 2004

    Total Revenue          $9,723   $9,819  $10,714  $12,147  $42,403

    Cash Flow from
     Operations            $4,318   $4,052   $3,777   $3,016  $15,163
    % of Revenue               44%      41%      35%      25%      36%
    Free Cash Flow (1)     $3,913   $3,521   $3,032     $682  $11,148
    % of Revenue               40%      36%      28%       6%      26%


    FY 2003

    Total Revenue          $9,758   $9,558   $9,432   $9,514  $38,262

    Cash Flow from
     Operations              $602   $1,747   $1,527   $2,164   $6,040
    % of Revenue                6%      18%      16%      23%      16%
    Free Cash Flow (1)       $(78)    $887   $1,465   $1,254   $3,528
    % of Revenue               -1%       9%      16%      13%       9%

(1) Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software


    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com or for Keynote Systems, Inc.
             Kirsten Chapman, 415-433-3777 (Investor Relations)
             Moriah Shilton, 415-433-3777 (Investor Relations) mshilton@lhai.com